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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Anchor Glass Container Corporation
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                 59-3417812
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

            One Anchor Plaza
       4343 Anchor Plaza Parkway
             Tampa, Florida                              33634-7513
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
---------------------------------------     ------------------------------------
                  None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates:

------------------------------------------
         (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:
                         Preferred Stock Purchase Rights
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                                (Title of Class)


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Item 1.  Description of Securities to be Registered

                  On September 27, 2001, Anchor Glass Container Corporation (the "Company") entered into an amendment (the "Amendment") to the rights agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), dated as of September 26, 2001 to clarify that the acquisition of Voting Stock (as defined in the Rights Agreement) or securities convertible into Voting Stock by Owens-Illinois, Inc. would constitute a Triggering Event (as defined in the Rights Agreement) at the time of the closing of the sale of such Voting Stock or securities convertible into Voting Stock pursuant to the Asset Purchase Agreement dated August 20, 2001 among Owens-Illinois, Inc., Consumers Packaging Inc. and the other parties thereto and to eliminate any doubt as to whether Owens-Illinois, Inc. or any of its affiliates or associates may be deemed to Beneficially Own (as defined in the Rights Agreement) any Voting Stock by reason of such Asset Purchase Agreement prior to the time of such closing.

Item 2.  Exhibits

         1. Amendment No. 1 to Rights Agreement, dated as of September 27, 2001, between Anchor Glass Container Corporation and Continental Stock Transfer & Trust Company, as Rights Agent

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duty caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           ANCHOR GLASS CONTAINER
                                             CORPORATION


                                           By:   /s/ Lawrence M. Murray
                                               --------------------------------
                                               Name:  Lawrence M. Murray
                                               Title: Sr. V.P. Finance

Dated: September 27, 2001


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                                  EXHIBIT INDEX

Number              Description
1                   Amendment No.1 to Rights Agreement, dated as of September 27, 2001, between Anchor Glass
                    Container Corporation and Continental Stock Transfer & Trust Company, as Rights Agent